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                                                                    EXHIBIT 99.2


                               IRREVOCABLE PROXY
                      AUDIO COMMUNICATIONS NETWORK, INC.



THE UNDERSIGNED HEREBY IRREVOCABLY APPOINTS MITCHELL KLEINHANDLER AND DAVID UNGER, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE; AND HEREBY AUTHORIZES THEM, OR ANY OF THEM, TO REPRESENT AND VOTE ALL THE SHARES OF COMMON STOCK OF AUDIO COMMUNICATIONS NETWORK, INC., A FLORIDA CORPORATION, HELD OF RECORD BY THE UNDERSIGNED AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DURING 1997, AT A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FOR THE PURPOSE OF CONSIDERING THE MATTER SET FORTH IN ITEM 2 BELOW, OR ANY ADJOURNMENT THEREOF; THIS PROXY SHALL APPLY TO ALL SUCH SHARES HELD OF RECORD BY THE UNDERSIGNED AS OF THE DATE HEREOF AND TO ALL SUCH SHARES HELD OF RECORD BY THE UNDERSIGNED AS OF THE RECORD DATE(S) FOR SUCH MEETING(S).

1.  On the ELECTION OF DIRECTORS    X    FOR all Corporation nominees
                                  -----

                                         WITHOUT AUTHORITY to vote for all
                                  -----  Corporation nominees

2. To approve the amendment to the By-Laws of Audio Communications Network, Inc. to increase the size of the board of directors to nine.


                  X  FOR       AGAINST        ABSTAIN
                -----     -----          -----

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.


                              A.J. Schell
                              ----------------------------------------------


                              /s/ A.J. Schell
                              ----------------------------------------------
                              Signature(s) of Stockholder(s)


                              Dated May 30, 1997